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                                                                    Exhibit 21.1

                                SUBSIDIARIES OF
                   REINSURANCE GROUP OF AMERICA, INCORPORATED



RGA International, Limited, New Brunswick corporation
     RGA Canada Management Company, Ltd., New Brunswick corporation RGA Life Reinsurance Company of Canada, Federal corporation
     RGA Financial Products Limited, Ontario Corporation

General American Argentina Seguros de Vida, S.A. (f/k/a Manantial Seguros de Vida, S.A.), Argentine corporation

RGA Argentina S.A., Argentine corporation

RGA Australian Holdings Pty, Limited, Australian corporation
     RGA Reinsurance Company of Australia Limited,  Australian corporation

RGA Holdings Limited (U.K.), United Kingdom corporation
     RGA Managing Agency Limited U.K., United Kingdom corporation
     RGA Capital Limited U.K., United Kingdom corporation
     RGA UK Limited, United Kingdom corporation

Reinsurance Company of Missouri, Incorporated, Missouri corporation
     RGA Reinsurance Company, Missouri corporation
          Fairfield Management Group, Inc., Missouri corporation
          Great Rivers Reinsurance Management, Inc., Missouri corporation Reinsurance Partners, Inc., Missouri corporation
          RGA (U.K.) Underwriting Agency Ltd., United Kingdom corporation

RGA Reinsurance Company (Barbados) Ltd., Barbados corporation

RGA Americas Reinsurance Company, Ltd., Barbados corporation

Benefit Resource Life Insurance Company (Bermuda) (f/k/a RGA Insurance Company
     (Bermuda) Ltd.), Bermuda corporation

RGA Sudamerica, S.A., Chilean corporation
     RGA Reinsurance Company Chile S.A., Chilean corporation
     BHIF America Seguros de Vida S.A., Chilean corporation

RGA South African Holding (Pty) Limited, South African corporation
     RGA Reinsurance Company of South Africa, Limited, South African corporation

Triad Re, Ltd, Barbados corporation